Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company

Coeur d’Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No.333-96995, 33-60095 and 33-60099), Form S-3 (File No. 333-126362), and on Form S-4 (No. 333-130682) of Hecla Mining Company and subsidiaries of our report dated February 23, 2006 relating to the financial statements of Greens Creek Joint Venture (which financial statements are not presented separately in this Form 10-K), which report appears in this form 10-K.

/s/ PriceWaterhouseCoopers LLP

Salt Lake City

March 15, 2007